SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                   Pursuant to Section 13 or 15 (d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  June 18, 1996

                           ASPEN BANCSHARES, INC.
            (Exact name of registrant as specified in charter)

    Colorado                  0-19376                       84-1068527
(State or Other            (Commission                   (IRS Employer
 Jurisdiction of            File Number)             Identification No.)
 or Organization)

534 East Hyman Avenue,  PO Box 3677,  Aspen, Colorado            81612
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (970) 925-6700

                                N/A
(Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

     On June 18, 1996, Aspen Bancshares, Inc. ("Aspen") acquired Val Cor Bancorporation, Inc. ("Val Cor") pursuant to a Second Amended Acquisition Agreement and Plan of Merger dated January 12, 1996, as amended (the "Plan"). The Plan provided for the merger of Val Cor with and into Aspen Merger Company, a wholly owned subsidiary of Aspen, with Val Cor the surviving entity.

     Val Cor owns in excess of 99 percent of the outstanding capital stock of Valley National Bank of Cortez.

     Aspen paid $32.653 per share, or approximately $10 million, to the common shareholders of Val Cor, which such funds were obtained as follows: $6.5 million from a loan from The Laredo National Bank and the remaining from cash on hand.


Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits

     (a) The financial statements of Val Cor are incorporated by reference to Aspen's Form S-3, file no. 33-97700.

     (b) Pro forma financial statements are incorporated by reference to Aspen's Form S-3, file no. 33-97700.

     (c) The Plan is incorporated by reference to Aspen's form S-3, file no. 33-97700.

                       EXHIBITS

     1.  Press release dated June 19, 1996



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                       SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act if 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      ASPEN BANCSHARES, INC.

DATE:  June 18, 1996                  By: /s/ Charles B. Israel
                                      Charles B. Israel, President



                                      3.

FOR IMMEDIATE RELEASE: June 19, 1996

CONTACT: Charles B. Israel, President and CBO,Aspen Bancshares,  Tel:
(970)925-6700
Hal Levine/Marty Cohen, The Levine Group, Tel:(212)682-8875


ASPEN BANCSHARES CLOSES ON ACQUISITION
OF VALLEY NATIONAL BANK OF CORTEZ

          Aspen, Colorado - Aspen Bancshares, Inc. (Nasdaq-NMS:Asbk) announced today that it closed on the acquisition of VALCOR
Bancorporation, Inc. Aspen paid $10 million for all the outstanding shares of VAL COR.

          Val Cor is the holding company for Valley National Bank of Cortez, Colorado. At May 31, 1996, Valley National, Cortez's largest bank, had total assets of $72.9 million.

          Aspen Bancshares, Inc. is the parent company for the Pitkin County Bank and Trust, the largest bank headquartered in Aspen, and Centennial Savings Bank, the largest thrift located in Western Colorado. Total assets at May 31, 1996 were $357.7 million.


























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